FORM OF CLASS A WARRANT AGREEMENT

                 CLASS A COMMON STOCK PURCHASE WARRANT AGREEMENT

                                     between

                               iCROWN CORPORATION

                                       and

                           NORTH AMERICAN TRANSFER CO.

                          Dated as of November 30, 1999

              This Agreement, dated as of November 30, 1999, is between iCrown Corporation, a Florida corporation (the "Company") and North American Transfer Company, a New York corporation, (the "Warrant Agent").

              The Company, at or about the time that it is entering into this Agreement, proposes to issue and sell to public investors up to 2,000,000 Units ("Units"). Each Unit consists of one share of Common Stock of the Company ("Common Stock") and one Class A Warrant (collectively, the "Class A Warrants"), each Class A Warrant exercisable to purchase one share of Common Stock for $15 or $20, upon the terms and conditions and subject to adjustment in certain circumstances, all as set forth in this Agreement.

              The Company wishes to retain the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange and replacement of the certificates evidencing the Class A Warrants to be issued under this Agreement (the "Class A Warrant Certificates") and the exercise of the Class A Warrants;

              The Company and the Warrant Agent wish to enter into this Agreement to set forth the terms and conditions of the Class A Warrants and the rights of the holders thereof ("Class A Warrantholders") and to set forth the respective rights and obligations of the Company and the Warrant Agent. Each Class A Warrantholder is an intended beneficiary of this Agreement with respect to the rights of Class A Warrantholders herein.

              NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto agree as follows:

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              Section 1.  APPOINTMENT OF WARRANT AGENT

              The Company appoints the Warrant Agent to act as agent for the Company in accordance with the instructions in this Agreement and the Warrant Agent accepts such appointment.

              Section 2. DATE, DENOMINATION AND EXECUTION OF CLASS A WARRANT CERTIFICATES

              The Class A Warrant Certificates (and the Form of Election to Purchase and the Form of Assignment to be printed on the reverse thereof) shall be in registered form only and shall be substantially of the tenor and purport recited in Exhibit A hereto, and may have such letters, numbers or other marks of identification or designation and such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law, or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Common Stock or the Class A Warrants may be listed or any automated quotation system, or to conform to usage. Each Class A Warrant Certificate shall entitle the registered holder thereof, subject to the provisions of this Agreement and of the Class A Warrant Certificate, to purchase, on or before the close of business on December 1, 2001 (the "Expiration Date"), one fully paid and non-assessable share of Common Stock for each Class A Warrant evidenced by such Class A Warrant Certificate, subject to adjustments as provided in Sections 6 hereof, for $15.00, prior to 9 months after the date of the sale prospectus and $20.00 thereafter (the "Exercise Price"). Each Class A Warrant Certificate issued as a part of a Unit offered to the public as described in the recitals, above, shall be dated November 30, 1999; each other Class A Warrant Certificate shall be dated the date on which the Warrant Agent receives valid issuance instructions from the Company or a transferring holder of a Class A Warrant Certificate or, if such instructions specify another date, such other date.

              For purposes of this Agreement, the term "close of business" on any given date shall mean 5:00 p.m., Eastern time, on such date; provided, however, that if such date is not a business day, it shall mean 5:00 p.m., Eastern time, on the next succeeding business day. For purposes of this Agreement, the term "business day" shall mean any day other than a Saturday, Sunday, or a day on which banking institutions in New York, New York are authorized or obligated by law to be closed.

              Each Class A Warrant Certificate shall be executed on behalf of the Company by the Chairman of the Board or its President or a Vice President, either manually or by facsimile signature printed thereon, and have affixed thereto the Company's seal or a facsimile thereof which shall be attested by the Secretary or an Assistant Secretary of the Company, either manually or by facsimile signature. Each Class A Warrant Certificate shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company who shall have signed any Class A Warrant Certificate shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof by the Company, such Class A Warrant Certificate, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Class A Warrant Certificate had not ceased to be such officer of the Company.

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

              Section 3. SUBSEQUENT ISSUE OF CLASS A WARRANT CERTIFICATES

              Subsequent to their original issuance, no Class A Warrant Certificates shall be reissued except (i) Class A Warrant Certificates issued upon transfer thereof in accordance with Section 4 hereof, (ii) Class A Warrant Certificates issued upon any combination, split-up or exchange of Class A Warrant Certificates pursuant to Section 4 hereof, (iii) Class A Warrant Certificates issued in replacement of mutilated,destroyed, lost or stolen Class A Warrant Certificates pursuant to Section 5 hereof, (iv) Class A Warrant Certificates issued upon the partial exercise of Class A Warrant Certificates pursuant to Section 7 hereof, and (v) Class A Warrant Certificates issued to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable thereunder pursuant to Section 22 hereof. The Warrant Agent is hereby irrevocably authorized to countersign and deliver, in accordance with the provisions of said Sections 4, 5, 7 and 22, the new Class A Warrant Certificates required for purposes thereof, and the Company, whenever required by the Warrant Agent, will supply the Warrant Agent with Class A Warrant Certificates duly executed on behalf of the Company for such purposes.

              Section 4. TRANSFERS AND EXCHANGES OF CLASS A WARRANT CERTIFICATES

              The Warrant Agent will keep or cause to be kept books for registration of ownership and transfer of the Class A Warrant Certificates issued hereunder. Such registers shall show the names and addresses of the respective holders of the Class A Warrant Certificates and the number of Class A Warrants evidenced by each such Class A Warrant Certificate.

              The Warrant Agent shall, from time to time, register the transfer of any outstanding Class A Warrants upon the books to be maintained by the Warrant Agent for that purpose, upon surrender of the Class A Warrant Certificate evidencing such Class A Warrants, with the Form of Assignment duly filled in and executed with such signature guaranteed by a banking institution or NASD member and such supporting documentation as the Warrant Agent or the Company may reasonably require, to the Warrant Agent at its stock transfer office in Freeport, New York at any time on or before the Expiration Date, and upon payment to the Warrant Agent for the account of the Company of an amount equal to any applicable transfer tax. Payment of the amount of such tax may be made in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company.

              Upon receipt of a Class A Warrant Certificate, with the Form of Assignment duly filled in and executed, accompanied by payment of an amount equal to any applicable transfer tax, the Warrant Agent shall promptly cancel the surrendered Class A Warrant Certificate and countersign and deliver to the transferee a new Class A Warrant Certificate for the number of full Class A Warrants transferred to such transferee; provided, however, that in case the registered holder of any Class A Warrant Certificate shall elect to transfer fewer than all of the Class A Warrants evidenced by such Class A Warrant Certificate, the Warrant Agent in addition shall promptly countersign and deliver to such registered holder a new Class A Warrant Certificate or Certificates for the number of full Class A Warrants not so transferred.

              Any Class A Warrant Certificate or Certificates may be exchanged at the option of the holder thereof for another Class A Warrant Certificate or Certificates of different denominations, of like tenor and representing in the aggregate the same number of Class A

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

Warrants, upon surrender of such Class A Warrant Certificate or Certificates, with the Form of Assignment duly filled in and executed, to the Warrant Agent, at any time or from time to time after the close of business on the date hereof and prior to the close of business on the Expiration Date. The Warrant Agent shall promptly cancel the surrendered Class A Warrant Certificate and deliver the new Class A Warrant Certificate pursuant to the provisions of this Section.

              Section 5. MUTILATED, DESTROYED, LOST OR STOLEN CLASS A WARRANT CERTIFICATES

              Upon receipt by the Company and the Warrant Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of any Class A Warrant Certificate, and in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to them, and reimbursement to them of all reasonable expenses incidental thereto, and, in the case of mutilation, upon surrender and cancellation of the Class A Warrant Certificate, the Warrant Agent shall countersign and deliver a new Class A Warrant Certificate of like tenor for the same number of Class A Warrants.

              Section 6. ADJUSTMENTS OF NUMBER AND KIND OF SHARES PURCHASABLE AND EXERCISE PRICE

              The number and kind of securities or other property purchasable upon exercise of a Class A Warrant shall be subject to adjustment from time to time upon the occurrence, after the date hereof, of any of the following events:

              A. In case the Company shall (1) pay a dividend in, or make a distribution of, shares of capital stock on its outstanding Common Stock, (2) subdivide its outstanding shares of Common Stock into a greater number of such shares or (3) combine its outstanding shares of Common Stock into a smaller number of such shares, the total number of shares of Common Stock purchasable upon the exercise of each Class A Warrant outstanding immediately prior thereto shall be adjusted so that the holder of any Class A Warrant Certificate thereafter surrendered for exercise shall be entitled to receive at the same aggregate Exercise Price the number of shares of capital stock (of one or more classes) which such holder would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Class A Warrant been exercised in full immediately prior to the record date with respect to such event. Any adjustment made pursuant to this Subsection shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision or combination, be made as of the effective date thereof. If, as a result of an adjustment made pursuant to this Subsection, the holder of any Class A Warrant Certificate thereafter surrendered for exercise shall become entitled to receive shares of two or more classes of capital stock of the Company, the Board of Directors of the Company (whose determination shall be conclusive and shall be evidenced by a Board resolution filed with the Warrant Agent) shall determine the allocation of the adjusted Exercise Price between or among shares of such classes of capital stock.

              B. In the event of a capital reorganization or a reclassification of the Common Stock (except as provided in Subsection A. above or Subsection E. below), any Class A Warrantholder, upon exercise of Class A Warrants, shall be entitled to receive, in substitution for the Common Stock to which he would have become entitled upon exercise immediately prior to such

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

reorganization or reclassification, the shares (of any class or classes) or other securities or property of the Company (or cash) that he would have been entitled to receive at the same aggregate Exercise Price upon such reorganization or reclassification if such Class A Warrants had been exercised immediately prior to the record date with respect to such event; and in any such case, appropriate provision (as determined by the Board of Directors of the Company, whose determination shall be conclusive and shall be evidenced by a certified Board resolution filed with the Warrant Agent) shall be made for the application of this Section 6 with respect to the rights and interests thereafter of the Class A Warrantholders (including but not limited to the allocation of the Exercise Price between or among shares of classes of capital stock), to the end that this Section 6 (including the adjustments of the number of shares of Common Stock or other securities purchasable and the Exercise Price thereof) shall thereafter be reflected, as nearly as reasonably practicable, in all subsequent exercises of the Class A Warrants for any shares or securities or other property (or cash) thereafter deliverable upon the exercise of the Class A Warrants.

              C. Whenever the number of shares of Common Stock or other securities purchasable upon exercise of a Class A Warrant is adjusted as provided in this Section 6, the Company will promptly file with the Warrant Agent a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President of the Company and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Company setting forth the number and kind of securities or other property purchasable upon exercise of a Class A Warrant, as so adjusted, stating that such adjustments in the number or kind of shares or other securities or property conform to the requirements of this Section 6, and setting forth a brief statement of the facts accounting for such adjustments. Promptly after receipt of such certificate, the Company, or the Warrant Agent at the Company's request, will deliver, by first-class, postage prepaid mail, a brief summary thereof (to be supplied by the Company) to the registered holders of the outstanding Class A Warrant Certificates; provided, however, that failure to file or to give any notice required under this Subsection, or any defect therein, shall not affect the legality or validity of any such adjustments under this Section 6; and provided, further, that, where appropriate, such notice may be given in advance and included as part of the notice required to be given pursuant to Section 12 hereof.

              D. In case of any consolidation of the Company with, or merger of the Company into, another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Common Stock), or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, or any transaction such that Section 13 of the Warrant Agreement dated November 30, 1999 is triggered, then this Class A Warrant shall be unavailable for redemption and suspended until the Company shall notify the Transfer Agent that such event is no longer in existence.

              The Warrant Agent shall not be under any responsibility to determine the correctness of any provision contained in any such supplemental warrant agreement relating to either the kind or amount of shares of stock or securities or property (or cash) purchasable by holders of Class A Warrant Certificates upon the exercise of their Class A Warrants after any such consolidation, merger, sale or transfer or of any adjustment to be made with respect thereto, but subject to the provisions of Section 20 hereof, may accept as conclusive evidence of the

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correctness of any such provisions, and shall be protected in relying upon, a certificate of a firm of independent certified public accountants (who may be the accountants regularly employed by the Company) with respect thereto.

              E. Irrespective of any adjustments in the number or kind of shares issuable upon exercise of Class A Warrants, Class A Warrant Certificates theretofore or thereafter issued may continue to express the same price and number and kind of shares as are stated in the similar Class A Warrant Certificates initially issuable pursuant to this Class A Warrant Agreement.

              F. The Company may retain a firm of independent public accountants of recognized standing, which may be the firm regularly retained by the Company, selected by the Board of Directors of the Company or the Executive Committee of said Board, and not disapproved by the Warrant Agent, to make any computation required under this Section, and a certificate signed by such firm shall, in the absence of fraud or gross negligence, be conclusive evidence of the correctness of any computation made under this Section.

              G. For the purpose of this Section, the term "Common Stock" shall mean (i) the Common Stock or (ii) any other class of stock resulting from successive changes or reclassifications of such Common Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time as a result of an adjustment made pursuant to this Section, the holder of any Class A Warrant thereafter surrendered for exercise shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so receivable upon exercise of any Class A Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in this Section, and all other provisions of this Agreement, with respect to the Common Stock, shall apply on like terms to any such other shares.

              H. The Company may, from time to time and to the extent permitted by law, reduce the exercise price of the Class A Warrants by any amount for a period of not less than 20 days. If the Company so reduces the exercise price of the Class A Warrants, it will give not less than 15 days' notice of such decrease, which notice may be in the form of a press release, and shall take such other steps as may be required under applicable law in connection with any offers or sales of securities at the reduced price.

              Section 7.  EXERCISE AND REDEMPTION OF CLASS A WARRANTS

              Unless the Class A Warrants have been redeemed as provided in this
Section 7, the registered holder of any Class A Warrant Certificate may exercise the Class A Warrants evidenced thereby, in whole at any time or in part from time to time at or prior to the close of business, on the Expiration Date, subject to the provisions of Section 9, at which time the Class A Warrant Certificates shall be and become wholly void and of no value. Class A Warrants may be exercised by their holders or redeemed by the Company as follows:

              A. Exercise of Class A Warrants shall be accomplished upon surrender of the Class A Warrant Certificate evidencing such Class A Warrants, with the Form of Election to Purchase on the reverse side thereof duly filled in and executed, to the Warrant Agent at its stock transfer office in Freeport, New York, together with payment to the Company of the Exercise Price (as

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of the date of such surrender) of the Class A Warrants then being exercised and an amount equal to any applicable transfer tax and, if requested by the Company, any other taxes or governmental charges which the Company may be required by law to collect in respect of such exercise. Payment of the Exercise Price and other amounts may be made by wire transfer of good funds, or by certified or bank cashier's check, payable in lawful money of the United States of America to the order of the Company. No adjustment shall be made for any cash dividends, whether paid or declared, on any securities issuable upon exercise of a Class A Warrant.

              B. Upon receipt of a Class A Warrant Certificate, with the Form of Election to Purchase duly filled in and executed, accompanied by payment of the Exercise Price of the Class A Warrants being exercised (and of an amount equal to any applicable taxes or government charges as aforesaid), the Warrant Agent shall promptly request from the Transfer Agent with respect to the securities to be issued and deliver to or upon the order of the registered holder of such Class A Warrant Certificate, in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of the securities to be purchased, together with cash made available by the Company pursuant to Section 8 hereof in respect of any fraction of a share of such securities otherwise issuable upon such exercise. If the Class A Warrant is then exercisable to purchase property other than securities, the Warrant Agent shall take appropriate steps to cause such property to be delivered to or upon the order of the registered holder of such Class A Warrant Certificate. In addition, if it is required by law and upon instruction by the Company, the Warrant Agent will deliver to each Class A Warrantholder a prospectus which complies with the provisions of Section 9 of the Securities Act of 1933 and the Company agrees to supply Warrant Agent with sufficient number of prospectuses to effectuate that purpose.

              C. In case the registered holder of any Class A Warrant Certificate shall exercise fewer than all of the Class A Warrants evidenced by such Class A Warrant Certificate, the Warrant Agent shall promptly countersign and deliver to the registered holder of such Class A Warrant Certificate, or to his duly authorized assigns, a new Class A Warrant Certificate or Certificates evidencing the number of Class A Warrants that were not so exercised.

              D. Each person in whose name any certificate for securities is issued upon the exercise of Class A Warrants shall for all purposes be deemed to have become the holder of record of the securities represented thereby as of, and such certificate shall be dated, the date upon which the Class A Warrant Certificate was duly surrendered in proper form and payment of the Exercise Price (and of any applicable taxes or other governmental charges) was made; provided, however, that if the date of such surrender and payment is a date on which the stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares as of, and the certificate for such shares shall be dated, the next succeeding business day on which the stock transfer books of the Company are open (whether before, on or after the Expiration Date) and the Warrant Agent shall be under no duty to deliver the certificate for such shares until such date. The Company covenants and agrees that it shall not cause its stock transfer books to be closed for a period of more than 20 consecutive business days except upon consolidation, merger, sale of all or substantially all of its assets, dissolution or liquidation or as otherwise provided by law.

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              E. The Class A Warrants outstanding at the time of a redemption may be redeemed at the option of the Company, in whole or in part on a pro-rata basis, at any time if, at the time notice of such redemption is given by the Company as provided in Paragraph F, below, the Daily Price has exceeded $12.00 for the ten consecutive trading days immediately preceding the date of such notice, at a price equal to $0.25 per Class A Warrant (the "Redemption Price"). For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. On the redemption date the holders of record of redeemed Class A Warrants shall be entitled to payment of the Redemption Price upon surrender of such redeemed Class A Warrants to the Company at the principal office of the Warrant Agent in Freeport, New York.

              F. Notice of redemption of Class A Warrants shall be given at least 30 days prior to the redemption date by mailing, by registered or certified mail, return receipt requested, a copy of such notice to the Warrant Agent and to all of the holders of record of Class A Warrants at their respective addresses appearing on the books or transfer records of the Company or such other address designated in writing by the holder of record to the Warrant Agent not less than 40 days prior to the redemption date.

              G. From and after the redemption date, all rights of the Class A Warrantholders (except the right to receive the Redemption Price) shall terminate, but only if (a) no later than one day prior to the redemption date the Company shall have irrevocably deposited with the Warrant Agent as paying agent a sufficient amount to pay on the redemption date the Redemption Price for all Class A Warrants called for redemption and (b) the notice of redemption shall have stated the name and address of the Warrant Agent and the intention of the Company to deposit such amount with the Warrant Agent no later than one day prior to the redemption date.

              H. The Warrant Agent shall pay to the holders of record of redeemed Class A Warrants all monies received by the Warrant Agent for the redemption of Class A Warrants to which the holders of record of such redeemed Class A Warrants who shall have surrendered their Class A Warrants are entitled.

              I. Any amounts deposited with the Warrant Agent that are not required for redemption of Class A Warrants may be withdrawn by the Company. Any amounts deposited with the Warrant Agent that shall be unclaimed after six months after the redemption date may be withdrawn by the Company, and thereafter the holders of the Class A Warrants called for redemption for which such funds were deposited shall look solely to the Company for payment. The Company shall be entitled to the interest, if any, on funds deposited with the Warrant Agent and the holders of redeemed Class A Warrants shall have no right to any such interest.

              J. If the Company fails to make a sufficient deposit with the Warrant Agent as provided above, the holder of any Class A Warrants called for redemption may at the option of the holder (a) by notice to the Company declare the notice of redemption a nullity as to such holder, or (b) maintain an action against the Company for the Redemption Price. If the holder brings such an action, the Company will pay reasonable attorneys' fees of the holder. If the holder fails to bring an action against the Company for the Redemption Price within 60 days after the redemption date, the holder shall be deemed to have elected to declare the notice of

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redemption to be a nullity as to such holder and such notice shall be without any force or effect as to such holder. Except as otherwise specifically provided in this Paragraph J, a notice of redemption, once mailed by the Company as provided in Paragraph F shall be irrevocable.

              Section 8.  FRACTIONAL INTERESTS

              The Company shall not be required to issue any Class A Warrant Certificate evidencing a fraction of a Class A Warrant or to issue fractions of shares of securities on the exercise of the Class A Warrants. any fraction (calculated to the nearest one-hundredth) of a Class A Warrant or a share of securities would, except for the provisions of this Section, be issuable on the exercise of any Class A Warrant, the Company shall, at its option, either purchase such fraction for an amount in cash equal to the current value of such fraction computed on the basis of the closing market price (as quoted on NASDAQ or any other comparable tracking system) on the trading day immediately preceding the day upon which such Class A Warrant Certificate was surrendered for exercise in accordance with Section 7 hereof or issue the required fractional Class A Warrant or share. By accepting a Class A Warrant Certificate, the holder thereof expressly waives any right to receive a Class A Warrant Certificate evidencing any fraction of a Class A Warrant or to receive any fractional share of securities upon exercise of a Class A Warrant, except as expressly provided in this Section 8.

              Section 9.  RESERVATION OF EQUITY SECURITIES

              The Company covenants that it will at all times reserve and keep available, free from any pre-emptive rights, out of its authorized and unissued equity securities, solely for the purpose of issue upon exercise of the Class A Warrants, such number of shares of equity securities of the Company as shall then be issuable upon the exercise of all outstanding Class A Warrants ("Equity Securities"). The Company covenants that all Equity Securities which shall be so issuable shall, upon such issue, be duly authorized, validly issued, fully paid and non-assessable.

              The Company covenants that if any equity securities, required to be reserved for the purpose of issue upon exercise of the Class A Warrants hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon exercise of Class A Warrants, the Company will use all commercially reasonable efforts to cause such securities to be duly registered, or approved, as the case may be, and, to the extent practicable, take all such action in anticipation of and prior to the exercise of the Class A Warrants, including, without limitation, filing any and all post-effective amendments to the Company's Registration Statement on Form S-4 (Registration No. pending) necessary to permit a public offering of the securities underlying the Class A Warrants at any and all times during the term of this Agreement, provided, however, that in no event shall such securities be issued, and the Company is authorized to refuse to honor the exercise of any Class A Warrant, if such exercise would result in the opinion of the Company's Board of Directors, upon advice of counsel, in the violation of any law; and provided further that, in the case of a Class A Warrant exercisable solely for securities listed on a securities exchange or for which there are at least two independent market makers, in lieu of obtaining such registration or approval, the Company may elect to redeem Class A Warrants submitted to the Warrant Agent for exercise for a price equal to the difference between the aggregate low asked price, or closing price, as the case may be, of the securities for which such Class A Warrant is exercisable on the date of such submission and the Exercise Price of such Class A Warrants; in the event of such redemption, the Company will

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pay to the holder of such Class A Warrants the above-described redemption price in cash within 10 business days after receipt of notice from the Warrant Agent that such Class A Warrants have been submitted for exercise.

              Section 10.  REDUCTION OF CONVERSION PRICE BELOW PAR VALUE

              Before taking any action that would cause an adjustment pursuant to Section 6 hereof reducing the portion of the Exercise Price required to purchase one share of capital stock below the then par value (if any) of a share of such capital stock, the Company will use its best efforts to take any corporate action which, in the opinion of its counsel, may be necessary in order that the Company may validly and legally issue fully paid and non-assessable shares of such capital stock.

              Section 11.  PAYMENT OF TAXES

          The Company covenants and agrees that it will pay when due and payable any and all federal and state documentary stamp and other original issue taxes which may be payable in respect of the original issuance of the Class A Warrant Certificates, or any shares of Common Stock or other securities upon the exercise of Class A Warrants. The Company shall not, however, be required (i) to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of Class A Warrant Certificates or the issuance or delivery of certificates for Common Stock or other securities in a name other than that of the registered holder of the Class A Warrant Certificate surrendered for purchase or (ii) to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of any Class A Warrant Certificate until any such tax shall have been paid, all such tax being payable by the holder of such Class A Warrant Certificate at the time of surrender.

          Section 12.  NOTICE OF CERTAIN CORPORATE ACTION

          In case the Company after the date hereof shall propose (i) to offer to the holders of Common Stock, generally, rights to subscribe to or purchase any additional shares of any class of its capital stock, any evidences of its indebtedness or assets, or any other rights or options or (ii) to effect any reclassification of Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock) or any capital reorganization, or any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or any sale, transfer or other disposition of its property and assets substantially as an entirety, or the liquidation, voluntary or involuntary dissolution or winding-up of the Company, then, in each such case, the Company shall file with the Warrant Agent and the Company, or the Warrant Agent on its behalf, shall mail (by first-class, postage prepaid mail) to all registered holders of the Class A Warrant Certificates notice of such proposed action, which notice shall specify the date on which the books of the Company shall close or a record be taken for such offer of rights or options, or the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up shall take place or commence, as the case may be, and which shall also specify any record date for determination of holders of Common Stock entitled to vote thereon or participate therein and shall set forth such facts with respect thereto as shall be reasonably necessary to indicate any adjustments in the Exercise Price and the number or kind of shares or other securities purchasable upon exercise of Class A Warrants which will be required as a result of such action. Such notice shall be filed and mailed in the case of any action covered by clause (i) above, at least ten days prior to the record date for determining holders of the Common Stock for purposes of such action or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record are to be entitled to such offering; and, in the case of any action covered by clause (ii) above, at least 20 days prior to the earlier of the date on which such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up is expected to become effective and the date on which it is expected that holders of shares of Common Stock of record on such date shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, voluntary or involuntary dissolution or winding-up.

          Failure to give any such notice or any defect therein shall not affect the legality or validity of any transaction listed in this Section 12.

              Section 13. DISPOSITION OF PROCEEDS ON EXERCISE OF CLASS A WARRANT CERTIFICATES, ETC.

          The Warrant Agent shall account promptly to the Company with respect to Class A Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of securities or other property through the exercise of such Class A Warrants.

          The Warrant Agent shall keep copies of this Agreement available for inspection by Class A Warrantholders during normal business hours at its stock transfer office. Copies of this Agreement may be obtained upon written request addressed to the Warrant Agent at its stock transfer office in Freeport, New York.

          Section 14.  CLASS A WARRANTHOLDER NOT DEEMED A STOCKHOLDER

          No Class A Warrantholder, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise of the Class A Warrants represented thereby for any purpose whatever, nor shall anything contained herein or in any Class A Warrant Certificate be construed to confer upon any Class A Warrantholder, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance or otherwise), or to receive notice of meetings or other actions affecting stockholders (except as provided in Section 12 hereof), or to receive dividend or subscription rights, or otherwise, until such Class A Warrant Certificate shall have been exercised in accordance with the provisions hereof and the receipt of the Exercise Price and any other amounts payable upon such exercise by the Warrant Agent.

          Section 15.  RIGHT OF ACTION

          All rights of action in respect to this Agreement are vested in the respective registered holders of the Class A Warrant Certificates; and any registered holder of any Class A Warrant Certificate, without the consent of the Warrant Agent or of any other holder of a Class A Warrant Certificate, may, in his own behalf for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, his right to exercise the Class A Warrants evidenced by such Class A Warrant Certificate, for the purchase of shares of the Common Stock in the manner provided in the Class A Warrant Certificate and in this Agreement.

          Section 16.  AGREEMENT OF HOLDERS OF CLASS A WARRANT CERTIFICATES

          Every holder of a Class A Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent and with every other holder of a Class A Warrant Certificate that:

          A. The Class A Warrant Certificates are transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in this Agreement; and

          B. The Company and the Warrant Agent may deem and treat the person in whose name the Class A Warrant Certificate is registered as the absolute owner of the Class A Warrant (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          Section 17.  CANCELLATION OF CLASS A WARRANT CERTIFICATES

          In the event that the Company shall purchase or otherwise acquire any Class A Warrant Certificate or Certificates after the issuance thereof, such Class A Warrant Certificate or Certificates shall thereupon be delivered to the Warrant Agent and be canceled by it and retired. The Warrant Agent shall also cancel any Class A Warrant Certificate delivered to it for exercise, in whole or in part, or delivered to it for transfer, split-up, combination or exchange. Class A Warrant Certificates so canceled shall be delivered by the Warrant Agent to the Company from time to time, or disposed of in accordance with the instructions of the Company.

          Section 18.  CONCERNING THE WARRANT AGENT

          The Company agrees to pay to the Warrant Agent from time to time, on demand of the Warrant Agent, reasonable compensation for all services rendered by it hereunder and also its reasonable expenses, including counsel fees, and other disbursements incurred in the administration and execution of this Agreement and the exercise and performance of its duties hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense, incurred without gross negligence, bad faith or willful misconduct on the part of the Warrant Agent, arising out of or in connection with the acceptance and administration of this Agreement.

              Section 19. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT AGENT

          Any corporation into which the Warrant Agent may be merged or with which it may be consolidated, or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any corporation succeeding to the corporate trust business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, provided that such corporation would be eligible for appointment as a successor warrant agent under the provisions of Section 21 hereof. In case at the time such successor to the Warrant Agent shall succeed to the agency created by this Agreement, any of the Class A Warrant Certificates shall have been countersigned but not delivered, any such successor to the Warrant Agent may adopt the countersignature of the original Warrant Agent and deliver such Class A Warrant Certificates so countersigned; and in case at that time any of the Class A Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Class A Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of the successor Warrant Agent; and in all such cases such Class A Warrant Certificates shall have the full force provided in the Class A Warrant Certificates and in this Agreement.

          In case at any time the name of the Warrant Agent shall be changed and at such time any of the Class A Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Class A Warrant Certificates so countersigned; and in case at that time any of the Class A Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Class A Warrant Certificates either in its prior name or in its changed name; and in all such cases such Class A Warrant Certificates shall have the full force provided in the Class A Warrant Certificates and in this Agreement.

          Section 20.  DUTIES OF WARRANT AGENT

          The Warrant Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Class A Warrant Certificates, by their acceptance thereof, shall be bound:

          A. The Warrant Agent may consult with counsel satisfactory to it (who may be counsel for the Company or the Warrant Agent's in-house counsel), and the opinion of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it in good faith and in accordance with such opinion; provided, however, that the Warrant Agent shall have exercised reasonable care in the selection of such counsel. Fees and expenses of such counsel, to the extent reasonable, shall be paid by the Company.

          B. Whenever in the performance of its duties under this Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by a Chairman or co-Chairman of the Board or the President or a Vice President or the Secretary of the Company and delivered to the Warrant Agent; and such certificate shall be full authorization to the Warrant

Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          C. The Warrant Agent shall be liable hereunder only for its own gross negligence, bad faith or willful misconduct.

          D. The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Class A Warrant Certificates (except its countersignature on the Class A Warrant Certificates and such statements or recitals as describe the Warrant Agent or action taken or to be taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

          E. The Warrant Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Warrant Agent) or in respect of the validity or execution of any Class A Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Class A Warrant Certificate; nor shall it be responsible for the making of any change in the number of shares of Common Stock for which a Class A Warrant is exercisable required under the provisions of Section 6 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such adjustment or change (except with respect to the exercise of Class A Warrant Certificates after actual notice of any adjustment of the Exercise Price); nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Common Stock to be issued pursuant to this Agreement or any Class A Warrant Certificate or as to whether any shares of Common Stock will, when issued, be validly issued, fully paid and non-assessable.

          F. The Warrant Agent shall be under no obligation to institute any action, suit or legal proceeding or take any other action likely to involve expense unless the Company or one or more registered holders of Class A Warrant Certificates shall furnish the Warrant Agent with reasonable security and indemnity for any costs and expenses which may be incurred. All rights of action under this Agreement or under any of the Class A Warrants may be enforced by the Warrant Agent without the possession of any of the Class A Warrants or the production thereof at any trial or other proceeding relative thereto, and any such action, suit or proceeding instituted by the Warrant Agent shall be brought in its name as Warrant Agent, and any recovery of judgment shall be for the ratable benefit of the registered holders of the Class A Warrant Certificates, as their respective rights or interests may appear.

          G. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Class A Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to or otherwise act as fully and freely as though it were not Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          H. The Warrant Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from a Chairman or co-Chairman of the Board or President or a Vice President or the Secretary or the Controller of the Company, and to apply to such officers for advice or instructions in connection with the Warrant Agent's duties, and it shall not be liable for any action taken or suffered or omitted by it in good faith in accordance with instructions of any such officer.

          I. The Warrant Agent will not be responsible for any failure of the Company to comply with any of the covenants contained in this Agreement or in the Class A Warrant Certificates to be complied with by the Company.

          J. The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees and the Warrant Agent shall not be answerable or accountable for any act, default, neglect or misconduct of any such attorneys, agents or employees or for any loss to the Company resulting from such neglect or misconduct; provided, however, that reasonable care shall have been exercised in the selection and continued employment of such attorneys, agents and employees.

          K. The Warrant Agent will not incur any liability or responsibility to the Company or to any holder of any Class A Warrant Certificate for any action taken, or any failure to take action, in reliance on any notice, resolution, waiver, consent, order, certificate, or other paper, document or instrument reasonably believed by the Warrant Agent to be genuine and to have been signed, sent or presented by the proper party or parties.

          L. The Warrant Agent will act hereunder solely as agent of the Company in a ministerial capacity, and its duties will be determined solely by the provisions hereof. The Warrant Agent will not be liable for anything which it may do or refrain from doing in connection with this Agreement except for its own negligence, bad faith or willful conduct.

          Section 21.  CHANGE OF WARRANT AGENT

          The Warrant Agent may resign and be discharged from its duties under this Agreement upon 30 days' prior notice in writing mailed, by registered or certified mail, to the Company. The Company may remove the Warrant Agent or any successor warrant agent upon 30 days' prior notice in writing, mailed to the Warrant Agent or successor warrant agent, as the case may be, by registered or certified mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent and shall, within 15 days following such appointment, give notice thereof in writing to each registered holder of the Class A Warrant Certificates. If the Company shall fail to make such appointment within a period of 15 days after giving notice of such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent, then the Company agrees to perform the duties of the Warrant Agent hereunder until a successor Warrant Agent is appointed. After appointment and execution of a copy of this Agreement in effect at that time, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; but the former Warrant Agent shall deliver and transfer to the successor Warrant Agent, within a reasonable time, any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Failure to give any notice provided for in this Section, however, or any defect therein shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor warrant agent, as the case may be.

          Section 22.  ISSUANCE OF NEW CLASS A WARRANT CERTIFICATES

          Notwithstanding any of the provisions of this Agreement or the several Class A Warrant Certificates to the contrary, the Company may, at its option, issue new Class A Warrant Certificates in such form as may be approved by its Board of Directors to reflect any adjustment or change in the Exercise Price or the number or kind of shares purchasable under the several Class A Warrant Certificates made in accordance with the provisions of this Agreement.

          Section 23.  NOTICES

          Notice or demand pursuant to this Agreement to be given or made on the Company by the Warrant Agent or by the registered holder of any Class A Warrant Certificate shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent) as follows:

          iCrown Corporation
          4400 PGA Boulevard, Suite 505
          Palm Beach Gardens, Florida  33410

          Subject to the provisions of Section 21, any notice pursuant to this Agreement to be given or made by the Company or by the holder of any Class A Warrant Certificate to or on the Warrant Agent shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company) as follows:

          North American Transfer Co.
          147 West Merrick Road
          Freeport, New York  11520

          Any notice or demand authorized to be given or made to the registered holder of any Class A Warrant Certificate under this Agreement shall be sufficiently given or made if sent by first-class or registered mail, postage prepaid, to the last address of such holder as it shall appear on the registers maintained by the Warrant Agent.

          Section 24.  MODIFICATION OF AGREEMENT

          The Warrant Agent may, without the consent or concurrence of the Class A Warrantholders, by supplemental agreement or otherwise, concur with the Company in making any changes or corrections in this Agreement that the Warrant Agent shall have been advised by counsel (who may be counsel for the Company) are necessary or desirable to cure any ambiguity or to correct any defective or inconsistent provision or clerical omission or mistake or manifest error herein contained, or to make any other provisions in regard to matters or questions arising hereunder and which shall not be inconsistent with the provisions of the Class A Warrant Certificates and which shall not adversely affect the interests of the Class A Warrantholders. As of the date hereof, this Agreement contains the entire and only agreement, understanding, representation, condition, warranty or covenant between the parties hereto with respect to the matters herein, supersedes any and all other agreements between the parties hereto relating to such matters, and may be modified or amended only by a written agreement signed by both parties hereto pursuant to the authority granted by the first sentence of this Section.

          Section 25.  SUCCESSORS

          All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          Section 26.  FLORIDA CONTRACT

          This Agreement and each Class A Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Florida and for all purposes shall be construed in accordance with the laws of said State.

          Section 27.  TERMINATION

          This Agreement shall terminate as of the close of business on the Expiration Date, or such earlier date upon which all Class A Warrants shall have been exercised or redeemed, except that the Warrant Agent shall account to the Company as to all Class A Warrants outstanding and all cash held by it as of the close of business on the Expiration Date.

          Section 28.  BENEFITS OF THIS AGREEMENT

          Nothing in this Agreement or in the Class A Warrant Certificates shall be construed to give to any person or corporation other than the Company, the Warrant Agent, and their respective successors and assigns hereunder and the registered holders of the Class A Warrant Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, their respective successors and assigns hereunder and the registered holders of the Class A Warrant Certificates.

          Section 29.  DESCRIPTIVE HEADINGS

          The descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          Section 30.  Dispute Resolution

          The parties shall attempt amicably to resolve disagreements by negotiating with each other. In the event that the matter is not amicably resolved through negotiation, any controversy, dispute or disagreement arising out of or relating to this agreement (a "controversy") shall be submitted to a nationally recognized arbitration association, such as the American Arbitration Association, for final binding arbitration, which shall be conducted by a single arbitrator (the "arbitrator") in West Palm Beach, Florida, pursuant to the American Arbitration Association Rules (the "rules"). Notwithstanding anything to the contrary contained in the Rules, the Arbitrator shall not award consequential, exemplary, incidental, punitive or special damages.

          If any part shall desire relief of any nature whatsoever from any other party as a result of any Controversy, such party will initiate such arbitration proceedings within a reasonable time, but in no event more than one
(1) year after the facts underlying said Controvery first arise or become known to the party seeking relief (whichever is later). The failure of such party to institute such proceedings within said period shall be deemed a full waiver of any claim for such relief. Arbitrator may award the prevailing party its costs for the arbitration proceeding; including its reasonable attorneys' fees and costs. The parties agree that the decision and award of the Arbitrator shall be taken, but such award or decision may be entered as a judgment and enforced in any court having jurisdiction over the party against whom enforcement is sought. Any equitable relief awarded under this paragraph shall be dissolved upon issuance of the Arbitrator's decision and order.

          Notwithstanding the provisions for dispute resolution, in the event of a breach or threatened breach by any party to this agreement, either party shall be entitled in order to maintain the status quo and pending the outcome of any arbitration pursuant to this agreement, seek an injunction or similar equitable relief restraining either party, as the case may be, from commiting or continuing any such breach or threatened breach or granting specific performance of any act required to be performed without the necessity of showing that money damages would not afford an adequate remedy and without the necessity of posting any bond or other security. The parties hereto hereby consent to the jurisdiction of the Federal district courts for the Southern District of Florida, and the Florida state courts located in 15th Circuit Court for any proceedings under this paragraph. The parties agree that the availability of arbitration in the agreement shall not be used by any party as grounds for the dismissal of an injunctive action instituted by the other party.

          Section 31.  COUNTERPARTS

          This Agreement may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, all as of the day and year first above written.

                           iCrown Corporation

                           By:_________________________________________

                           Title:______________________________________

                           North American Transfer Co.

                           By:________________________________________

                           Title:______________________________________

                                    EXHIBIT A

               VOID AFTER 5 P.M. EASTERN TIME ON DECEMBER __, 2001

                                   ----------

                    CLASS A WARRANTS TO PURCHASE COMMON STOCK

--------------------------------------------------------------------------------

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Class A Warrants ("Class A Warrants") set forth above. Each Class A Warrant entitles the holder thereof to purchase from iCrown, a Corporation incorporated under the laws of the State of Florida ("Company"), subject to the terms and conditions set forth hereinafter and in the Class A Warrant Agreement hereinafter more fully described (the "Class A Warrant Agreement") referred to, at any time on or before the close of business on December 1, 2001 or, if such Class A Warrant is redeemed as provided in the Class A Warrant Agreement, at any time prior to the effective time of such redemption (the "Expiration Date"), one fully paid and non-assessable share of Common Stock of the Company ("Common Stock") upon presentation and surrender of this Class A Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office in Freeport, New York, of North American Transfer Co., Warrant Agent of the Company ("Warrant Agent") or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price (as defined in the Class A Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Class A Warrant initially entitles the holder to purchase one share of Common Stock for $15.00 until after 9 months after the date of the initial sales prospectus, and $20.00 thereafter. The number and kind of securities or other property for which the Class A Warrants are exercisable are subject to further adjustment in certain events, such as mergers, splits, stock dividends, recapitalizations and the like, to prevent dilution. The Company may redeem any or all outstanding and unexercised Class A Warrants at any time if the Daily Price has exceeded $12.00 for ten consecutive trading days immediately preceeding the date of notice of such redemption, upon 30 days notice, at a price equal to $.25 per Class A Warrant. For the purpose of the foregoing sentence, the term "Daily Price" shall mean, for any relevant day, the closing bid price on that day as reported by the principal exchange or quotation system on which prices for the Common Stock are reported. All Class A Warrants not theretofore exercised or redeemed will expire on December ___, 2001.

          This Class A Warrant Certificate is subject to all of the terms, provisions and conditions of the Class A Warrant Agreement, dated as of November 30, 1999 ("Class A Warrant Agreement"), between the Company and the Warrant Agent, to all of which terms, provisions and conditions the registered holder of this Class A Warrant Certificate consents by acceptance hereof. The Class A Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Class A Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the

Warrant Agent, the Company and the holders of the Class A Warrant Certificates. Copies of the Class A Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at 4400 PGA Boulevard, Suite 505, Palm Beach Gardens, Florida 33410.

          The Company shall not be required upon the exercise of the warrants evidenced by this Class A Warrant Certificate to issue fractions of Class A Warrants, Common Stock or other securities, but shall make adjustment therefor in cash on the basis of the current market value of any fractional interest as provided in the Class A Warrant Agreement.

          In certain cases, the sale of securities by the Company upon exercise of Class A Warrants would violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Class A Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Class A Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful. In certain cases, the Company may, but is not required to, purchase Class A Warrants submitted for exercise for a cash price equal to the difference between the market price of the securities obtainable upon such exercise and the exercise price of such Class A Warrants.

          This Class A Warrant Certificate, with or without other Certificates, upon surrender to the Warrant Agent, any successor warrant agent or, in the absence of any successor warrant agent, at the corporate offices of the Company, may be exchanged for another Class A Warrant Certificate or Certificates evidencing in the aggregate the same number of Class A Warrants as the Class A Warrant Certificate or Certificates so surrendered. If the Class A Warrants evidenced by this Class A Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Class A Warrant Certificate or Certificates evidencing the number of Class A Warrants not so exercised.

          No holder of this Class A Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatever, nor shall anything contained in the Class A Warrant Agreement or herein be construed to confer upon the holder of this Class A Warrant Certificate, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof or give or withhold consent to any corporate action (whether upon any matter submitted to stockholders at any meeting thereof, or give or withhold consent to any merger, recapitalization, issuance of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, conveyance or otherwise) or to receive notice of meetings or other actions affecting stockholders (except as provided in the Class A Warrant Agreement) or to receive dividends or subscription rights or otherwise until the Class A Warrants evidenced by this Class A Warrant Certificate shall have been exercised and the Common Stock purchasable upon the exercise thereof shall have become deliverable as provided in the Class A Warrant Agreement.

          If this Class A Warrant Certificate shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of the Class A Warrants evidenced by this Class A Warrant Certificate are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such transfer until the date of the reopening of said transfer books.

          Every holder of this Class A Warrant Certificate by accepting the same consents and agrees with the Company, the Warrant Agent, and with every other holder of a Class A Warrant Certificate that:

          (a) this Class A Warrant Certificate is transferable on the registry books of the Warrant Agent only upon the terms and conditions set forth in the Class A Warrant Agreement, and

          (b) the Company and the Warrant Agent may deem and treat the person in whose name this Class A Warrant Certificate is registered as the absolute owner hereof (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company or the Warrant Agent) for all purposes whatever and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

          The Company shall not be required to issue or deliver any certificate for shares of Common Stock or other securities upon the exercise of Class A Warrants evidenced by this Class A Warrant Certificate until any tax which may be payable in respect thereof by the holder of this Class A Warrant Certificate pursuant to the Class A Warrant Agreement shall have been paid, such tax being payable by the holder of this Class A Warrant Certificate at the time of surrender.

          This Class A Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

          WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

                           iCrown Corporation

                           By:__________________________________
                                   Chief Executive Officer

                           Attest:

                           By:__________________________________
                                           Secretary

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